UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 15, 2025
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Momentus Inc. (the “Company”), filed April 15, 2025 (the “Original Report”). This Amendment is being filed solely to provide the approximate amount of the Company’s stockholders’ equity following the transaction described in the Original Report. This Amendment does not amend any other item of the Original Report or purport to provide an update or a discussion of any developments at the Company subsequent to the filing date of the Original Report.

Item 8.01.	Other Events.

By letter dated January 12, 2025, Momentus Inc. (the “Company”) was notified by The Nasdaq Stock Market LLC (“Nasdaq”) that the Nasdaq Hearings Panel (the “Panel”) had granted the Company’s request for continued listing on The Nasdaq Capital Market, subject to the Company’s compliance with the minimum $2.5 million stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b) (the “Equity Rule”), among other conditions, by April 15, 2025.

As disclosed in the Company’s Current Report on Form 8-K filed on April 14, 2025, on April 12, 2025, the Company entered into a master services agreement (the “Master Services Agreement”) with Velo3D, Inc. (OTC:  VLDX) (“VLD”), a provider of additive manufacturing solutions, also referred to as 3D printing, pursuant to which VLD will provide services to design and produce components and systems that will be utilized by the Company or its customers in its spacecraft, systems, and components.  In exchange for the services, the Company issued an aggregate of 477,455 shares of Class A common stock and 673,408 shares of non-voting Series A Convertible Preferred Stock, par value 0.00001 per share.

As a result of the transaction, and as of the date of this filing, the Company believes it has stockholders’ equity of approximately $8.1 million and thereby satisfies the Equity Rule.

Notwithstanding, the Company must await Nasdaq’s formal confirmation that it has evidenced compliance with the Equity Rule. Furthermore, if deemed compliant, Nasdaq will continue to monitor the Company to ensure its ongoing compliance with the Equity Rule and, if at the time of filing of the Company’s next periodic financial statements the Company does not evidence compliance with the Equity Rule, the Company may again be subject to delisting from Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Lon Ensler
		Name:	Lon Ensler
Dated:	April 15, 2025	Title:	Interim Chief Financial Officer